Exhibit 10.38

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Employment Agreement (as defined below) is made and entered into as of December    , 2014 by Medbox, Inc., a Nevada corporation (the “Company”), and C. Douglas Mitchell (the “Executive”). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Employment Agreement.

WHEREAS, the Company and the Executive entered into that certain Employment Agreement, dated as of October 16, 2014 (the “Employment Agreement”), pursuant to which the Executive is engaged to serve as the Chief Financial Officer of the Company;

WHEREAS, the Board of Directors has determined that the Company make certain amendments to the Employment Agreement as further described herein; and

WHEREAS, the Company and the Executive desire to enter into this Amendment to effectuate such amendments to the Employment Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree to amend the Employment Agreement as follows:

1. Amendment to Section 7(b) of the Employment Agreement. Section 7(b) of the Employment Agreement shall be amended by adding the following at the end thereof:

In the event of termination of the Executive by the Company pursuant to Section 6(b) or by the Executive pursuant to Section 6(c), in addition to the Accrued Compensation and the Termination Benefits to which the Executive is entitled under this Section 7(b) and subject to the Executive’s execution and delivery (and non-revocation) of the Release Agreement within the Release Period, the Company shall provide to the Executive, within ten (10) days following the end of the Release Period, (i) an award of 60,000 shares of the Company’s common stock (as adjusted for any stock splits, recapitalizations, dividends, combinations or reclassifications prior to the date of such award), reduced by the number of shares of the Company’s common stock issued (or issuable) pursuant to any RSUs granted pursuant to Section 4(e) prior to the date of such termination in respect of any calendar quarter within the twelve (12) month period following the anniversary date of this Agreement within which such termination occurs (the “Termination Year”); and (ii) an award of shares of the Company’s common stock equal to a number of shares that is two (2) times the full amount of the award of the Company’s common stock comprising the Annual Bonus under Section 4(b) that has been determined by the Board of Directors for the Termination Year or for the twelve (12) month period immediately preceding the commencement of the Termination Year if the Board of Directors has not made such determination by the date of such termination, as the case may be, but which shall be reduced by all amounts of the award of the Company’s common stock comprising the Annual Bonus in respect of the Termination Year received by the Executive prior to the date of such termination (such awards referred to the foregoing clauses (i) and (ii), collectively, the “Termination Awards”). All stock underlying each Termination Award shall be fully vested upon issuance.

2. Miscellaneous.

2.1 All other provisions of the Employment Agreement not specifically referenced herein shall remain in full and force and effect.

2.2 In the event of a conflict between this Amendment and the Employment Agreement, this Amendment shall govern.

2.3 The Employment Agreement may only be amended further by a written agreement executed by the parties hereto.

2.4 This Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

MEDBOX, INC.

By:
Name:
Title:

C. Douglas Mitchell